Exhibit 10.5

PAIRING AGREEMENT

THIS PAIRING AGREEMENT (this “Agreement”) is made and entered into as of July 14, 2016, by and among Arbor Realty Trust, Inc., a Maryland corporation (the “REIT”), Arbor Commercial Mortgage, LLC, a New York limited liability company (“ACM”) and Arbor Realty Limited Partnership, a Delaware limited partnership (the “OP”).

WHEREAS, the REIT has filed Articles Supplementary (the “Articles Supplementary”) to its charter (as supplemented by the Articles Supplementary, the “REIT Charter”) with the State Department of Assessments and Taxation of Maryland whereby the REIT reclassified and designated 25,000,000 shares of its Preferred Stock as shares of Special Voting Preferred Stock, par value $0.01 per share (the “Special Voting Stock”);

WHEREAS, on February 25, 2016, ACM, Arbor Commercial Funding, LLC, a New York limited liability company (“ACF”), the REIT, the OP and ARSR Acquisition Company, LLC entered into an Asset Purchase Agreement pursuant to which the OP will acquire from ACM and ACF assets and liabilities related to the agency mortgage business of ACM (as further described therein) in exchange for the payment to ACM and ACF of cash and the issuance to ACM of the number of newly issued units of limited partnership interest in the OP (“OP Units”) determined in accordance with the Asset Purchase Agreement (the “Acquisition OP Units”);

WHEREAS, concurrently with the execution of this Agreement, the REIT, the OP, Arbor Realty SR, Inc. and ACM will enter into an Option Agreement (the “Option Agreement”) pursuant to which ACM will grant the OP an Option (as defined in the Option Agreement) pursuant to which, upon exercise, the OP will acquire from ACM its management business (as further described therein) in exchange for the issuance to ACM of the number of newly issued OP Units determined in accordance with the Option Agreement (the “Option OP Units” and, together with the Acquisition OP Units, the “Paired OP Units”);

WHEREAS, concurrently with the issuance of the Acquisition OP Units, the REIT will issue to ACM an equivalent number of shares of Special Voting Stock and, upon the exercise of the Option, the REIT will issue to ACM a number of shares of Special Voting Stock equal to the number of Option OP Units issued by the OP in connection with the exercise of the Option;

WHEREAS, the REIT Charter provides that the REIT shall not issue or agree to issue any shares of Special Voting Stock unless effective provision has been made for the simultaneous issuance by the OP of the same number of OP Units of the OP, and for the pairing of such shares of Special Voting Stock and OP Units;

WHEREAS, the OP and the REIT wish to enter into this Agreement for the purpose of further effectuating the pairing of shares of Special Voting Stock and the Paired OP Units (the “Pairing”), including the establishment of the terms and conditions which will govern the issuance and the transfer of the shares of Special Voting Stock and the OP Units.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, the parties hereto agree as follows:

1.                                      Transfer of Shares.          Commencing on the date hereof and continuing until such time as this Agreement shall have been terminated in the manner provided herein:

a.                                      No share of Special Voting Stock shall be transferable, and no such share shall be transferred on the stock transfer books of the REIT, unless a simultaneous transfer is made by the same transferor to the same transferee of the corresponding Paired OP Unit.

b.                                      No Paired OP Unit shall be transferable, and no Paired OP Unit shall be transferred on the books of the OP, unless a simultaneous transfer is made by the same transferor to the same transferee of the corresponding share of Special Voting Stock.

c.                                       Notwithstanding anything to the contrary contained herein, upon any acquisition by the OP, the General Partner of the OP, the Special Limited Partner (as defined in the Partnership Agreement) or the REIT of any Paired OP Units and any shares of Special Voting Stock (whether pursuant to Section 8.6 of the OP Agreement or otherwise), all restrictions on transfer set forth in this Agreement with respect to such Paired OP Units so acquired shall terminate, and the corresponding shares of Special Voting Stock shall be redeemed and cancelled in accordance with the terms of the Articles Supplementary.

d.                                      In the event that any shares of Special Voting Stock are transferred to a trust pursuant to the provisions of Section 7.2(b) of the REIT Charter, all of the corresponding Paired OP Units shall be automatically transferred to such trust concurrently therewith and shall be subject to all the provisions of Section 7.3 of the REIT Charter to the same extent that the attached shares of Special Voting Stock are so subject.

2.                                      Issuance of Securities. Commencing on the date hereof and continuing until such time as this Agreement shall have been terminated in the manner provided herein:

a.                                      The REIT shall not issue or agree to issue any share of Special Voting Stock to any person unless effective provision has been made for the simultaneous issuance or transfer to the same person of the corresponding Paired OP Unit and for the pairing of such share of Special Voting Stock and Paired OP Unit.

b.                                      The OP shall not issue or agree to issue any Paired OP Unit to any person unless effective provision has been made for the simultaneous issuance or transfer to the same person of the corresponding share of Special Voting Stock and for the pairing of such Paired OP Unit and share of Special Voting Stock.

c.                                       Upon the issuance by the REIT of a share of Special Voting Stock to any person, the REIT shall contribute any cash proceeds or other consideration received from the issuance of such share (the “Per Share REIT Consideration”) to the LP, which, in turn, shall contribute such Per Share REIT Consideration to the OP in exchange for one Class A Preferred Unit of the OP (a “Class A Preferred Unit”).

3.                                      Stock Certificates. Commencing on the date hereof and continuing until such time as this Agreement shall have been terminated in the manner provided herein:

a.                                      Each certificate issued representing a share of Special Voting Stock shall be affixed to a certificate evidencing the corresponding Paired OP Unit and shall bear a conspicuous legend (on the face thereof) referring to the restrictions on transfer set forth in Section 5 of the Articles Supplementary and this Agreement.

b.                                      Each certificate evidencing a Paired OP Unit shall be affixed to a certificate representing the corresponding share of Special Voting Stock and shall bear a conspicuous legend (on the face thereof) referring to the restrictions on transfer set forth in this Agreement.

4.                                      Redemption of Special Votiong Stock and Class A Preferred Units.  Commencing on the date hereof and continuing until such time as this Agreement shall have been terminated in the manner provided herein:

a.                                      Prior to the redemption of any shares of Special Voting Stock (the “Redemption Shares”) pursuant to Section 8 of the Articles Supplementary:

i.                                          The OP shall redeem a number of Class A Preferred Units equal to the number of Redemption Shares for $0.01 per Class A Preferred Unit, payable to the OP, pursuant to Section 4.11 of the partnership agreement of the OP (the “Unit Redemption

Amount”).

ii.                                       Immediately following the payment to the OP of the Unit Redemption Amount, the OP shall distribute the proceeds of such payment to the REIT in immediately available funds, which amount shall be set aside by the REIT, separate and apart from its other funds, to redeem the Redemption Shares pursuant to Section 8 of the Articles Supplementary.

b.                                      All shares of Special Voting Stock redeemed by the REIT pursuant to Section 8 of the Articles Supplementary shall be cancelled automatically and shall become authorized but unissued shares of Special Voting Stock in accordance with the Articles Supplementary, and all certificates representing such shares held by the OP shall be delivered to the REIT for cancellation promptly following the effectiveness of such redemption.

5.                                      Stock Dividends, Reclassifications, etc. Commencing on the date hereof and continuing until such time as this Agreement shall have been terminated in the manner provided herein:

a.                                      The REIT shall not (i) declare or pay any dividend in respect of the outstanding shares of Special Voting Stock consisting in whole or in part of shares of Special Voting Stock, or (ii) subdivide, combine or otherwise reclassify the outstanding shares of Special Voting Stock.

b.                                      The OP shall not (i) declare or pay any dividend in respect of Paired OP Units consisting in whole or in part of OP Units paired with shares of Special Voting Stock, or (ii) subdivide, combine or otherwise reclassify the outstanding Paired OP Units.

6.                                      Termination.  This Agreement and the Pairing may be terminated by mutual consent of the parties hereto.

7.                                      Transfers.  No Transfer of shares of Special Voting Stock or the corresponding Paired OP Units may be made to any person, unless in each case prior to such Transfer any such transferee agrees in writing to be bound by the terms and conditions of this Agreement pursuant to a supplementary agreement reasonably satisfactory in form and substance to the REIT and the OP.  For purposes of this Section 7, the term “Transfer” shall mean any direct or indirect sale, assignment, mortgage, transfer, pledge, gift, hypothecation or other disposition or transfer of, or any act creating a trust (voting or otherwise) with respect to shares of Special Voting Stock or the corresponding Paired OP Units.

8.                                      No Restrictions on Issuances of Unpaired OP Units.  This Agreement shall not be deemed to impose any restrictions or limitations on the ability of the OP to issue OP Units (other than the Paired OP Units or Preferred Units) that are not paired with shares of Special Voting Stock.

9.                                      Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

10.                               Counterparts.  This Agreement may be executed in counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

11.                               Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

12.                               Entire Agreement.  This Agreement contains the entire understanding and agreement between the parties with respect to its subject matter, and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be merged into this Agreement.

13.                               Headings.  The various section headings are inserted for the purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

14.                               Severability.  The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first written above.

ARBOR REALTY TRUST, INC.

By:	/s/ Paul Elenio
Name: Paul Elenio
Title: Chief Financial Officer

ARBOR REALTY LIMITED PARTNERSHIP

By: Arbor Realty GPOP, Inc., its general partner

By:	/s/ Paul Elenio
Name: Paul Elenio
Title: Chief Financial Officer

ARBOR COMMERCIAL MORTGAGE, LLC

By:	/s/ Paul Elenio
Name: Paul Elenio
Title: Chief Financial Officer